                                                                    Exhibit 10.4

                          QUANTA CAPITAL HOLDINGS LTD.

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

     FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Quanta Capital Holdings Ltd. (the "Company"), a Bermuda company, hereby grants to __________, an employee of [a subsidiary of] the Company on the date hereof (the "Option Holder"), the option to purchase common shares, $0.01 par value per share, of the Company ("Shares"), upon the following terms:

     WHEREAS, the Option Holder has been granted the following award in connection with his or her retention as an employee and as compensation for services to be rendered; and the following terms reflect the Company's 2003 Long
Term Incentive Plan (the "Plan");

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

          (a) Grant. The Option Holder is hereby granted an option (the
"Option") to purchase _______ Shares (the "Option Shares") pursuant to the Plan, the terms of which are incorporated herein by reference. The Option is granted as of _________ (the "Date of Grant") and such grant is subject to the terms and conditions herein and the terms and conditions of the applicable provisions of the Plan. This Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

          (b) Status of Option Shares. The Option Shares shall upon issue rank equally in all respects with the other Shares.

          (c) Option Price. The purchase price for the Option Shares shall be, except as herein provided, ________ per Option Share, hereinafter sometimes referred to as the "Option Price," payable immediately in full upon the exercise of the Option.

          (d) Term of Option. The Option may be exercised only during the period
(the "Option Period") set forth in paragraph (f) below and shall remain exercisable until the _______ anniversary of the Date of Grant. Thereafter, the
Option Holder shall cease to have any rights in respect thereof. The right to exercise the Option shall be subject to sooner termination as provided in paragraph (j) below.

          (e) No Rights of Shareholder. The Option Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity.

          (f) Exercisability. Except as otherwise set forth in paragraph (j)
below, the Option shall become exercisable in four equal annual increments during a four year period commencing on the first anniversary hereof and becoming fully vested and exercisable on the fourth anniversary of the date hereof. Subject to paragraph (j) below, the Option may be exercised at any time or from time to time during the Option Period in regard to all or any portion of the Option which is then exercisable, as may be adjusted pursuant to paragraph
(g) below.

          (g) Adjustments for Recapitalization and Dividends. In the event that, prior to the expiration of the Option, any dividend in Shares, recapitalization,
Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change affects the
Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Option Holder and preserve the

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value of the Option, (i) there shall automatically be substituted for each Share subject to the unexercised Option the number and kind of shares, other securities or other consideration (including cash) into which each outstanding
Share shall be changed or for which each such Share shall be exchanged, and (ii)
the exercise price shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to the unexercised Option shall remain the same as immediately prior to such event.

          (h) Nontransferability. The Option, or any interest therein, may not be assigned or otherwise transferred, disposed of or encumbered by the Option
Holder, other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the Option shall be exercisable only by the
Option Holder or by his or her guardian or legal representative. Notwithstanding the foregoing, the Option may be transferred by the Option Holder (for no consideration) to members of his or her "immediate family," to a trust or other entity established for the exclusive benefit of solely one or more members of the Option Holder's "immediate family," or to a charitable organization qualified for tax exemption under Code section 510(c)(3). Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the
Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the
Option Holder's children stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brother and sisters), in laws, and relationships arising because of legal adoption.

          (i) Exercise of Option. In order to exercise the Option, the Option
Holder shall submit to the Company an instrument in writing signed by the Option
Holder, specifying the whole number of Option Shares in respect of which the
Option is being exercised, accompanied by payment, in a manner acceptable to the
Company (which shall include a broker assisted exercise arrangement), of the
Option Price for the Option Shares for which the Option is being exercised.
Payment to the Company in cash or Shares already owned by the Option Holder
(provided that the Option Holder has owned such Shares for a minimum period of six months or has purchased such Shares on the open market) and having a total
Fair Market Value (as defined below) equal to the exercise price, or in a combination of cash and such Shares, shall be deemed acceptable for purposes hereof. Option Shares will be issued accordingly by the Company, and a share certificate dispatched to the Option Holder within 30 days.

     The Company shall not be required to issue fractional Shares upon the exercise of the Option. If any fractional interest in a Share would be deliverable upon the exercise of the Option in whole or in part but for the provisions of this paragraph, the Company, in lieu of delivering any such fractional share therefor, shall pay a cash adjustment therefor in an amount equal to their Fair Market Value (or if any Shares are not publicly traded, an amount equal to the book value per share at the end of the most recent fiscal quarter) multiplied by the fraction of the fractional share which would otherwise have been issued hereunder. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Option Shares hereunder if the issuance of such Option Shares would violate the provision of any applicable law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Option Shares may be issued without resulting in such violations of law. For purposes hereof, Fair Market
Value shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

          (j) Termination of Service. In the event the Option Holder ceases to be an employee of the Company for any reason, except due to the Option Holder's death or Permanent Disability (as defined below) or due to a termination of the
Option Holder's employment by the Company for Cause (as defined below), the
Option, to the extent then exercisable, may be exercised for 90 days following termination of employment (but not beyond the Option Period). To the extent the
Option is not exercisable at the time of termination of employment, the Option shall be immediately forfeited.

          (k) For purposes of this Option, service with any of the Company's
Subsidiaries (as defined in the Plan) shall be considered to be service with the
Company. In the event the Option Holder is terminated for Cause, the Option cannot be exercised on or after the date of termination of

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employment. In the event the Option Holder ceases to be an employee of the
Company due to the Option Holder's death or Permanent Disability, the Option shall become immediately exercisable in full and shall continue to be exercisable by the Option Holder (or his or her Beneficiary in the event of death) for a period of three years following such termination of employment (but not beyond the Option Period). For purposes hereof, "Cause" means (a) theft or embezzlement by the Option Holder with respect to the Company or its subsidiaries; (b) malfeasance or gross negligence in the performance of the
Option Holder's duties; (c) the commission by the Option Holder of any felony or any crime involving moral turpitude; (d) willful or prolonged absence from work by the Option Holder (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Option Holder to perform his or her duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) continued and habitual use of alcohol by the Option Holder to an extent which materially impairs the Option Holder's performance of his or her duties without the same being corrected within ten (10) days after being given written notice thereof;
or (f) the Option Holder's use of illegal drugs without the same being corrected within ten (10) days after being given written notice thereof. For purposes hereof, "Permanent Disability" means those circumstances where the Option Holder is unable to continue to perform the usual customary duties of his or her assigned job for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the
Company and approved by the Option Holder (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

          (l) Obligations as to Capital. The Company agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under the Option.

          (m) Transfer of Shares. The Option, the Option Shares, or any interest in either, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws and the terms and conditions hereof.

          (n) Expenses of Issuance of Option Shares. The issuance of stock certificates upon the exercise of the Option in whole or in part, shall be without charge to the Option Holder. The Company shall pay, and indemnify the
Option Holder from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the exercise of the Option in whole or in part or the resulting issuance of the Option Shares.

          (o) Withholding. No later than the date of transfer of the stock pursuant to the exercise of the Option granted hereunder (and in any event no later than three days after Option exercise), the Option Holder shall pay to the
Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Option Holder, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option.

          (p) References. References herein to rights and obligations of the
Option Holder shall apply, where appropriate, to the Option Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this
Option.

          (q) Notices. Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

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If to the Company:

          Quanta Capital Holdings Ltd.
          1 Victoria Street
          Hamilton HM 11 Bermuda

Attn.: Secretary

If to the Option Holder:

          The last address delivered to the Company by the Option Holder in the manner set forth herein.

          (r) Governing Law. This agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws thereof.

          (s) Entire Agreement. This agreement and the Plan constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this agreement and the Plan.

          (t) Counterparts. This agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the
Date of Grant.

                                        QUANTA CAPITAL HOLDINGS LTD.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------
                                        [name]

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